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                                    EXHIBIT 1

                               Page 12 of 35 Pages


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                                                                       Exhibit 1

                                    AGREEMENT

         The undersigned hereby agree that this statement on Schedule 13D with respect to the beneficial ownership of shares of Common Stock of The General Chemical Group Inc. is filed jointly, on behalf of each of them.

Dated: April 30, 1997

                                          By: /s/ John W. Gildea
                                              ----------------------------------
                                              John W. Gildea

                                          NETWORK FUND III, LTD.

                                          By: GILDEA MANAGEMENT COMPANY,
                                              Investment Advisor

                                              By: /s/ John W. Gildea
                                                  ------------------------------
                                                  Name:  John W. Gildea
                                                  Title: President

                               Page 13 of 35 Pages